   As Filed with the Securities and Exchange Commission on January 18, 1996

                                                  REGISTRATION NO. 33-16406

  ==========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             THE DURIRON COMPANY, INC.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW YORK                                       31-0267900
----------------------------                     ---------------------
(STATE OF INCORPORATION)                           (I.R.S. EMPLOYER
                                                 IDENTIFICATION NUMBER)

                           THE DURIRON COMPANY, INC.
                            3100 RESEARCH BOULEVARD
                              DAYTON, OHIO  45420
                                 (513) 476-6100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 --------------------------------------------

                             RONALD F. SHUFF, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                           THE DURIRON COMPANY, INC.
                            3100 RESEARCH BOULEVARD
                              DAYTON, OHIO  45420
                                 (513) 476-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                 --------------------------------------------
                                  Copies to:

                             J. Michael Herr, Esq.
                            Thompson, Hine and Flory
                          2000 Courthouse Plaza, N.E.
                              Dayton, Ohio  45402
                 --------------------------------------------
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         The purpose of this post-effective amendment is to remove from registration shares of Common Stock, par value $1.25 per share ("Common Stock"), of the registrant which were registered on Form S-3, Registration Number 33-16406. Whereas the aforementioned registration statement registered shares of Common Stock offered pursuant to the registrant's Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan") and whereas the registrant is no longer offering authorized but unissued shares or treasury shares pursuant to such Plan, the registrant hereby removes 250,000 shares of Common Stock which remain unsold under the Plan from registration.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on the 12th day of January, 1996.

                                        THE DURIRON COMPANY, INC.




                                        By:/s/ Ronald F. Shuff
                                           -------------------------------
                                           Ronald F. Shuff
                                           Vice President, Secretary and
                                           General Counsel




DUR6529.VRS